Exhibit 99.1

For:	Calavo Growers, Inc.
Contact:	Lee E. Cole
Chairman, President and CEO
(805) 525-1245

CALAVO GROWERS, INC. TO ACQUIRE

SIMPLY FRESH FRUIT

Transaction Highlights:

•	‘Pure-Play’ Producer and Supplier of Fresh-Cut Fruit Will Be Integrated into Company’s Renaissance Food Group (RFG) Segment

•	Simply Fresh Fruit’s Existing Relationships in Foodservice and Hospitality Industries Augment RFG’s Retail-Grocery Strength

•	Calavo Expects Deal to Be Accretive to Fiscal 2020 Operating Results

SANTA PAULA, Calif. (Jan. 21, 2020)—Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and expanding provider of value-added fresh food, today announced that its Renaissance Food Group (RFG) subsidiary has signed a definitive agreement to acquire SFFI Company, Inc. doing business as Simply Fresh Fruit (SFFI).

Founded in 1999 and based in Vernon, Calif., privately held SFFI is a processor and supplier of a broad line of fresh-cut fruit, principally serving the foodservice and hospitality markets that generated more than $30 million in annual sales in its most recent fiscal year. Its focus in those industries is anticipated to be highly complementary to the retail-grocery expertise of Calavo’s RFG business segment.

The transaction, which is subject to customary closing conditions, is expected to close in Calavo’s first half and to be accretive to the company’s fiscal 2020 adjusted earnings per share. Further transaction terms were not disclosed.

Chairman, President and Chief Executive Officer Lee E. Cole stated: “The purchase of Simply Fresh Fruit and its combination into the larger RFG platform makes sense on every level. SFFI has built an impressive business, both operationally and financially. It enables Calavo to efficiently add volume on favorable terms across existing RFG production facilities. With its concentration in the foodservice and hospitality industries, SFFI provides us with a profitable, ‘pure-play’ vehicle for

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accelerating the company’s growth in these additional categories, and expands RFG’s total potential addressable market for its core fresh-cut fruit business. We look forward to SFFI becoming part of the Calavo family.”

About Calavo Growers, Inc.

Calavo Growers, Inc. is a global avocado-industry leader and an expanding provider of value-added fresh food serving retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. The Company’s Fresh segment procures and markets fresh avocados and select other fresh produce, including tomatoes and papayas. The Renaissance Food Group (RFG) segment creates, markets and distributes a portfolio of healthy, fresh foods, including fresh-cut fruit, fresh-cut vegetables and prepared foods. The Foods segment manufactures and distributes guacamole and salsa. Founded in 1924, Calavo’s fresh food products are sold under the respected Calavo brand name as well as Garden Highway, Chef Essentials and a variety of private label and store brands.

Safe Harbor Statement

This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward-looking statements,” as defined in the Private Securities Litigation and Reform Act of 1995, that involve risks, uncertainties and assumptions. If any of the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, any projections of revenue, gross profit, expenses, gain/(loss) on Limoneira shares, income/(loss) from unconsolidated entities, earnings, earnings per share, tax provisions, cash flows, currency exchange rates, the impact of acquisitions or debt or equity investments or other financial items; any statements of the plans, strategies and

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objectives of management for future operations, including execution of restructuring and integration (including information technology systems integration) plans; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Calavo and its financial performance, whether attributable to Calavo or any of its unconsolidated entities; any statements regarding pending investigations, legal claims or tax disputes; any statements of expectation or belief; any risks associated with doing business internationally (including possible restrictive U.S. and foreign governmental actions, such as restrictions on transfers of funds and trade protection measures, such as import/export/customs duties, tariffs and/or quotas); any risks associated with receivables from and/or equity investments in unconsolidated entities; system security risk and cyber attacks and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic trends and events; the competitive pressures faced by Calavo’s businesses; the development and transition of new products and services (and the enhancement of existing products and services) to meet customer needs; integration and other risks associated with business combinations; the hiring and retention of key employees; the resolution of pending investigations, legal claims and tax disputes; any risks associated with doing business internationally (including possible restrictive U.S. and foreign governmental actions, such as restrictions on transfers of funds and trade protection measures, such as import/export/customs duties, tariffs and/or quotas); any risks associated with receivables from and/or equity investments in unconsolidated entities; system security risk and cyber attacks; and other risks, including, without limitation, those items discussed in Calavo’s latest filed Annual Report on Form 10-K and those detailed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Source: Calavo Growers, Inc.